                                                                     EXHIBIT 3.1

                              CERTIFICATE OF MERGER

                                       OF

                               VICAR RECAP, INC.,
                               ------------------
                             a Delaware corporation,

                                  with and into

                      VETERINARY CENTERS OF AMERICA, INC.,
                      ------------------------------------
                             a Delaware corporation

                         Pursuant to Section 251 of the
                        Delaware General Corporation Law

        Veterinary Centers of America, Inc., a corporation organized and existing pursuant to the Delaware General Corporation Law (the "DGCL"), does hereby certify that:

        1. The name and state and date of incorporation of each of the constituent corporations (the "Constituent Corporations") are as follows:

                           Veterinary Centers of America, Inc. was
                  incorporated on May 4, 1987 in the State of Delaware pursuant to the DGCL; and

                           Vicar Recap, Inc was incorporated on March 29,
                  2000 in the State of Delaware pursuant to the DGCL.

        2. An Amended and Restated Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the DGCL.

        3. Veterinary Centers of America, Inc. shall be the surviving corporation in the merger (the "Surviving Corporation"). Upon the effectiveness of the merger, the name of the Surviving Corporation shall continue to be "Veterinary Centers of America, Inc."

        4. At the effective time of the merger, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth on Exhibit A.

        5. The executed Amended and Restated Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is:

                  12401 West Olympic Boulevard
                  Los Angeles, California  90064

        6. A copy of the Amended and Restated Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

        The undersigned declares under penalty of perjury that the matters set forth herein are true and correct of his own knowledge.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be duly executed and delivered as of the 20th day of September, 2000.

                                            VETERINARY CENTERS OF AMERICA, INC.



                                            By: /s/ Robert Antin
                                               -------------------------------
                                                    Robert Antin
                                                    Chief Executive Officer

                                    EXHIBIT A

                              AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                       VETERINARY CENTERS OF AMERICA, INC.


               FIRST:   The name of the Corporation is Veterinary Centers of
               -----
America, Inc.

               SECOND:  The address of the Corporation's registered office in
               ------
the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent, Delaware 19901. The name of the Corporation's registered agent at such address is CorpAmerica, Inc.

               THIRD:   The purpose of the Corporation is to engage in any
               -----
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH:  The total number of shares of all classes of stock that
               ------
the Corporation shall have authority to issue is Thirty Million (30,000,000), consisting of:

                        (i) Ten Million (10,000,000) shares of Common Stock of the par value of one cent ($.01) each (hereinafter referred to as "Common Stock"); and

                        (ii) Twenty Million (20,000,000) shares of Preferred Stock of the par value of one cent ($.01) each (hereinafter referred to as "Preferred Stock").

                        A.    Common Stock
                              ------------

                        1. Except where otherwise provided by law, by this Amended and Restated Certificate of Incorporation, or by resolution of the Board of Directors pursuant to this Article 4, the holders of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers.

                        2. Subject to all of the rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

                        B.    Preferred Stock
                              ---------------

                        The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and all other rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

               FIFTH:   The Corporation is to have a perpetual existence.
               -----

               SIXTH:   The business and affairs of the Corporation shall be
               -----
managed by or under the direction of the Board of Directors, and the directors need not be elected by written ballot unless required by the Bylaws of the Corporation.

               SEVENTH: In furtherance and not in limitation of the powers
               -------
conferred by the laws of the State of Delaware, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation.

               EIGHTH:  (a) A director of the Corporation shall not be
               ------
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

               Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

               (b) The Corporation shall indemnify, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the

Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to be taken or omitted in such capacity, and may to the same extent indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or any appeal therefrom.

               NINTH:  The Corporation reserves the right to amend or repeal
               -----
any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all of the rights conferred upon stockholders are granted subject to this reservation.

                       VETERINARY CENTERS OF AMERICA, INC.
                   CERTIFICATE OF DESIGNATIONS OF THE POWERS,
         PREFERENCES AND RELATIVE, OPTIONAL AND OTHER SPECIAL RIGHTS OF
             14% SERIES A SENIOR REDEEMABLE EXCHANGEABLE CUMULATIVE
             PREFERRED STOCK AND OF 12% SERIES B JUNIOR REDEEMABLE
        CUMULATIVE PREFERRED STOCK, AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF

                    -----------------------------------------

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware

                    -----------------------------------------

     Veterinary Centers of America, Inc. (the "Company"), a Delaware corporation, does hereby certify that the board of directors of the Company (the "Board of Directors"), by unanimous written consent, dated as of September 20, 2000, duly approved and adopted the following resolutions (the "Resolutions"):

I. RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Company's Amended and Restated Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of the 14% Series A Senior Redeemable Exchangeable Cumulative Preferred Stock (the "Senior Preferred Stock"), par value $0.01 per share, consisting of 4,000,000 authorized shares, to have the powers, designations and preferences, the relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof (in addition to those are set forth in the Company's Amended and Restated Certificate of Incorporation) as follows:

     1.   Definitions and Interpretation.
          ------------------------------

          (a)  Definitions.  As used in this Certificate of Designation, the
               -----------
     following terms shall have the following meanings, unless the context otherwise requires:

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

          "Amended and Restated Certificate of Incorporation" means the Company's Amended and Restated Certificate of Incorporation.

          "Bank Facility" means the one or more credit agreements (including, without limitation, the Credit Agreement, dated as of September 20, 2000, by and among Operating Company, as borrower, the Company, certain subsidiaries of the Operating Company, as guarantors, the financial institutions parties thereto, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole syndication agent, and Wells Fargo Bank, N.A., as administrative agent and collateral agent) entered into by and among Operating Company, certain of its subsidiaries (if any) and certain financial institutions, which provide for in the aggregate one or more term loans and/or revolving credit and letter of credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Bank Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder; provided, however, that the borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

          "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Preferred Stock Issue Date), whether or not applicable.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the Company's principal place of business, the City of New York or at a place of payment are not required to be open.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalent" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than an Excluded Person or Excluded Persons, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction or other event (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than an Excluded Person or Excluded Persons, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company, or (iv) the first day on which a majority of the members of the Board are not Continuing Directors. Notwithstanding the foregoing, under no circumstances shall transfers among Green Equity Investors III, L.P. and the Co-Investors and their respective Affiliates or distributions to limited partners of Green Equity Investors III, L.P. or to the members of the Co-Investors be deemed a Change of Control.

          "Co-Investors" means VCA Co-Investment Fund I, LLC, VCA Co-Investment Fund II, LLC, VCA Co-Investment Fund III, LLC, VCA Co-Investment Fund IV, LLC, VCA Co-Investment Fund V, LLC, VCA Co-Investment Fund VI, LLC, VCA Co-Investment Fund VII, LLC and VCA Co-Investment Fund VIII.

          "Company Purchase Agreement" means that certain Purchase Agreement, dated as of September 20, 2000, by and among the Company, GS Mezzanine Partners II, L.P and Permitted Investors relating to the Company Senior Notes.

          "Company Senior Notes" means the senior notes due 2010, any Exchange Notes (as defined in the Company Purchase Agreement) and any PIK Notes (as defined in the Company Senior Notes Indenture), including any such notes issued in exchange or replacement therefor, issued pursuant to the Company Senior Notes Indenture.

          "Company Senior Notes Indenture" means that certain Indenture, dated as of September 20, 2000, by and between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee, pursuant to which the Company Senior Notes are issued.

          "Consolidated" means, with respect to the Company, the consolidated accounts of its Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) an amount equal to any extraordinary or non-recurring loss plus any net loss realized in connection with the sale or other disposition of assets outside the ordinary course of business, the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness by such Person or its Subsidiaries, (ii) consolidated income taxes, (iii) consolidated depreciation and amortization (including amortization of debt issuance costs in connection with any Indebtedness of such Person and its Subsidiaries), (iv) Consolidated Fixed Charges; (v) payments pursuant to the Management Services Agreement (or the corresponding provisions of any agreement amending, extending or replacing the Management Services Agreement); and (vi) all other non-cash charges.

          "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, excluding amortization of debt issuance costs incurred in connection with the Senior Notes or the Bank Facility but including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations (and minus net amounts received under Hedging Obligations), in each case to the extent attributable to such period, and (b) the amount of cash dividends paid by such Person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such Person to such Person or such Person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) to the extent such expense would result in a liability upon the consolidated balance sheet of such Person in accordance with GAAP, interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. Notwithstanding the foregoing, Consolidated Fixed Charges shall not include costs, fees and expenses incurred in connection with the Merger, and any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Bank Facility or the Senior Notes.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or one of its wholly owned Subsidiaries, (b) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree or order, or any non-U.S. statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (d) the cumulative effect of a change in accounting principles shall be excluded, and
(e) the costs, fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement shall be excluded, including (i) any charge incurred by any Person or its Subsidiaries arising out of the repurchase at $15 per share on the closing date of the Merger of restricted capital stock of such Person or its Subsidiaries held by certain employees of such Person or its Subsidiaries, (ii) any financing, legal, accounting, investment banking or other professional fees and expenses incurred in connection with the Merger, (iii) any other costs and expenses incurred by any Person and its Subsidiaries in connection with the Merger arising pursuant to certain noncompetition agreements executed with members of senior management of such Person, in connection with the termination of certain employment contracts of such Person and its Subsidiaries and in connection with stay bonuses provided to certain employees of such Person and its Subsidiaries, and (iv) premium payments payable to certain note holders of such Person.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors immediately after consummation of the Merger or (ii) was nominated for election or elected to the Board of Directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

          "control" means (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that, with respect to any ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "Default Event" means any of the following events: (i) any time when the Company fails to make a mandatory redemption of the Senior Preferred Stock when required (whether or not any contractual or other restrictions apply to such redemption) pursuant to Section 5(b) hereof; or (ii) any time when the Company fails to make an offer to repurchase all of the outstanding shares of Senior Preferred Stock following a Change of Control, if such offer to repurchase is required to be made pursuant to Section 8(a) hereof (whether or not any contractual or other restrictions apply to such redemption).

          "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, any Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to September 20, 2012 and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions and preferred equity owned by the Company or one of its Subsidiaries.

          "Dividend Payment Date" means January 1, April 1, July 1 and October 1 of each year.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Date" means a date on which shares of Senior Preferred Stock are exchanged by the Company for Exchange Debentures.

          "Exchange Debentures" means the 14% Subordinated Debentures due 2012 of the Company to be issued at the option of the Company in exchange for the Senior Preferred Stock.

          "Exchange Indenture" means the Indenture pursuant to which the Exchange Debentures will be issued.

          "Excluded Persons" means (i) Green Equity Investors III, L.P., (ii) the Co-Investors, and (iii) their Related Parties.

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Preferred Stock Issue Date.

          "Holder" means a Person in whose name a share of Senior Preferred Stock is registered.

          "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or that are secured by one or more Liens on any assets or property of such Person; provided, however, that if the liabilities or obligations that are secured by a Lien have not been assumed in full by such Person or are not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock.

          "Indentures" means the Company Senior Notes Indenture and the Senior Subordinated Notes Indenture.

          "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

          "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person

(whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business) other than guarantees of Indebtedness of the Company or any Subsidiary; (c) the making of any capital contribution by such Person to such other Person; and (d) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Company or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Company or any of its Subsidiaries. For purposes of clarification and greater certainty, the designation of a newly formed subsidiary as an Unrestricted Subsidiary shall not constitute an Investment.

          "Junior Preferred Stock" means the Company's 12% Series B Junior Redeemable Cumulative Preferred Stock, par value $0.01 per share, consisting of 4,000,000 authorized shares.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Liquidation Preference" means, as of any date, the sum of (a) $25.00 per share of Senior Preferred Stock, plus (b) accrued and unpaid dividends added to the Liquidation Preference in accordance with Section 3(a), minus (c) the Base Amount of any special dividend paid pursuant to Section 3(f).

          "Management Services Agreement" means that certain Management Services Agreement, dated as of the September 20, 2000, by and between Leonard Green & Partners, L.P., Operating Company and the Company, providing for certain fees, expenses and reimbursements to be paid to Leonard Green & Partners, L.P., as such Management Services Agreement may be amended from time to time.

          "Merger" means the merger of Recap with and into the Company in accordance with the provisions of the Merger Agreement.

          "Merger Agreement" means that certain Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2000, between the Company, Operating Company and Recap, as the same may be further amended from time to time.

          "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Preferred Stock Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale or issuance of Qualified Capital Stock.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with the (A) sale or other disposition of assets outside the ordinary course of business, or (B) disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), and (iii) any non-cash compensation expense of such Person attributable to the exercise of options to acquire Capital Stock of the Company by any officers, directors or employees of the Company or any of its Subsidiaries in each case prior to, or in connection with, the consummation of the Merger.

          "obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Operating Company" means Vicar Operating, Inc., a Delaware corporation.

          "Other Permitted Payments" means, without duplication, (i) compensation, indemnification and other benefits paid or made available (A) pursuant to the employment agreements between the Company and members of its senior management, (B) for or in connection with services actually rendered to the Company and comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses) and loans to officers, directors and employees, (x) in the ordinary course of business or (y) to purchase common stock of the Company in an amount not to exceed $10 million;
(ii) payments pursuant to the Management Services Agreement (or the corresponding provisions of any agreement amending, extending or replacing the Management Services Agreement); (iii) the repurchase of common stock, stock options and stock equivalents of the Company held by current or former directors, officers, employees of or consultants and advisors to the Company or any of its Subsidiaries ("Management Stock Repurchases") in an amount of $5 million at the end of fiscal year 2000, and such amount shall be increased by $1 million a year for each fiscal year thereafter, plus the amount of any net cash proceeds to the Company from: (A) sales of Capital Stock of the Company to directors, officers and employees of or consultants and advisors to the Company subsequent to the Preferred Stock Issue Date; and (B) proceeds from any key-person life insurance policies, in either case, to the extent utilized for Management Stock Repurchases; provided, that any amount received from such life insurance not so paid in any fiscal year may be paid in future fiscal years; (iv) Restricted Payments in an aggregate amount not to exceed $10 million; and (v) expenses and payments in connection with the Merger.

          "Permitted Investment" means (a) Investments in any of the Senior Notes; (b) Investments in Cash Equivalents; (c) Investments in intercompany notes; provided, that Indebtedness under any such notes of a Subsidiary shall be deemed to be a Restricted Investment if such Person ceases to be a Subsidiary;
(d) Investments in the form of promissory notes of members of the Company's management not to exceed $5 million in principal amount at any time outstanding solely in consideration of the purchase by such persons of Qualified Capital Stock of the Company; (e) Investments by the Company or any Subsidiary in any Person that is or immediately after such Investment becomes a Subsidiary, or immediately after such Investment merges or consolidates into the Company or any Subsidiary; provided, that such Person is engaged in all material respects in a Related Business; (f) Investments in the Company by any Subsidiary; provided, that in the case of Indebtedness constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Company's obligations under the Senior Notes; (g) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments by the Company outstanding on the Preferred Stock Issue Date; (i) transactions or arrangements with officers or directors of the Company or any Subsidiary entered into in the ordinary course of business; (j) any other contract, agreement, arrangement or transaction between the Company or any of its Subsidiaries with any Affiliate; (k) other Investments in any Person (other than a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed $10 million; (l) Investments in Subsidiaries of the Company formed or acquired after the Closing Date that (i) are incorporated outside the United States, (ii) are not guarantors under the Senior Subordinated Notes Indenture, and (iii) if they were guarantors, would give rise to an investment in United States property within the meaning of Section 956 of the Internal Revenue Code of 1986, as amended from time to time, which Investments shall not exceed in the aggregate more than $10 million outstanding at any time (treating any such Investment that is not Indebtedness at the value thereof on the date it is made); and (m) Investments in Equity Interests of a Person engaged in a Related Business, other than a Person described in clause (e), through the issuance of common stock of the Company.

          "Permitted Investors" means any of the affiliated investment funds of GS Mezzanine Partners II, L.P., GS Mezzanine Partners II Offshore, L.P., TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust

IV, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II and The Northwestern Mutual Life Insurance Company.

          "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Preferred Stock Issue Date" means the date on which the Senior Preferred Stock is originally issued by the Company under this Certificate of Designation.

          "Qualified Capital Stock" means any Equity Interest that is not Disqualified Capital Stock.

          "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Preferred Stock Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock or any exchange of Qualified Capital Stock of the Company for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

          "Quarterly Dividend Period" means the quarterly period commencing on each January 1, April 1, July 1 and October 1 and ending on the day before the following Dividend Payment Date.

          "Recap" means Vicar Recap, Inc., a Delaware corporation.

          "Redemption Date," with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Company.

          "Related Business" means the business conducted or proposed to be conducted by the Company as of the Preferred Stock Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses, including reasonably related extensions thereof.

          "Related Party" means with respect to any Excluded Person, (A) any Affiliate, controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A).

          "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another Person with or into the Company or a

Subsidiary shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a Subsidiary.

          "Restricted Payment" means, (a) the declaration or payment of any dividend or other distribution in respect of Junior Securities or Equity Interests of the Company or any of the Company's Subsidiaries, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Junior Securities or Equity Interests of the Company or any of the Company's Subsidiaries, and (c) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" shall not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company; (ii) any dividend, distribution or other payment to the Company, or to any of its Subsidiaries, by the Company or any of its Subsidiaries; (iii) payments made in connection with the Merger; (iv) Permitted Investments; or (v) pro rata dividends and other distributions on Equity Interests of any Subsidiary by such Subsidiary.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Senior Notes" means the Company Senior Notes and the Senior Subordinated Notes.

          "Senior Preferred Stock" means the Company's 14% Series A Senior Redeemable Exchangeable Cumulative Preferred Stock, par value $0.01 per share, consisting of 4,000,000 authorized shares.

          "Senior Subordinated Notes" means the senior subordinated notes due 2010, including any such notes issued in exchange or replacement therefor, issued by Operating Company pursuant to the Senior Subordinated Notes Indenture.

          "Senior Subordinated Notes Indenture" means that certain Indenture, dated as of September 20, 2000, by and among Operating Company, the Subsidiaries of Operating Company parties thereto, and Chase Manhattan Bank and Trust Company, National Association, as trustee, pursuant to which the Senior Subordinated Notes are issued.

          "Senior Subordinated Notes Purchase Agreement" means that certain Purchase Agreement, dated as of September 20, 2000, by and among Operating Company and Permitted Investors relating to the Senior Subordinated Notes.

          "Stockholders Agreement" means that certain Stockholders Agreement, dated as of September 20, 2000, by and among the Company, Green Equity Investors III, L.P, Permitted Investors and the other signatories thereto, as the same may be amended from time to time.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Unrestricted Subsidiary" means any Subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such Subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business and (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default Event. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default Event is existing or will occur as a consequence thereof. Each such designation shall be evidenced by delivering to the Holders a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "wholly owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock, Equity Interests or other ownership interests of which (other than directors' qualifying shares and shares in non-U.S. companies required by local law to be owned by local residents) shall at the time be owned (i) by such Person, (ii) by one or more wholly owned Subsidiaries of such Person or (iii) by such Person and one or more wholly owned Subsidiaries of such Person.

          (b) Interpretation. For the purposes of this Certificate of
     Designation: (x) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other gender as the context requires and (y) the word "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified.

     2.   Rank.
          ----

          The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank senior to all classes of common stock of the Company, to the Junior Preferred Stock and to each other class of capital stock or series of preferred stock hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company (collectively referred to with the common stock and Junior Preferred Stock of the Company as "Junior Securities"). The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank on parity with any class of capital stock or series of preferred stock hereafter created that expressly provides that it ranks on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company ("Parity Securities"); provided, however, that any such Parity Securities that were not approved by the Holders of Senior Preferred Stock in accordance with Section 6(b)(i) hereof shall be deemed to be Junior Securities and not Parity Securities. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank junior to each class of capital stock or series of preferred stock hereafter created that has been approved by the Holders of Senior Preferred Stock in accordance with Section 6(b)(i) hereof and that expressly provides that it ranks senior to the Senior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Company ("Senior Securities").

     3.   Dividends.
          ---------

          (a) Beginning on the Preferred Stock Issue Date, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, whether or not declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Senior Preferred Stock, at a rate per annum equal to 14% of the Liquidation Preference (with such Liquidation Preference being determined as of the first day of such Dividend Period) payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on January 1, 2001; provided, that if any dividend payable on any Dividend Payment Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be added to the Liquidation Preference on the relevant Dividend Payment Date and may no longer be declared or paid as dividends in cash except for special dividends paid pursuant to Section 3(f). The addition of such amount to the Liquidation Preference shall constitute full payment of such dividend. Dividends payable on shares of the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which such Dividends are payable. Each distribution in the form of a dividend shall be payable to the Holders of Senior Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Senior Preferred Stock on the Exchange Date or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures (as defined in Section 7(a)(i) hereof) in respect of the Senior Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

          (b) All dividends paid in cash with respect to shares of the Senior Preferred Stock pursuant to Section 3(a) shall be paid pro rata to the Holders thereof entitled thereto.

          (c) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Senior Preferred Stock at any time; provided, however, for the avoidance of doubt, this Section 3(c) shall not be construed or deemed to prevent any Holder of shares of Senior Preferred Stock from receiving any dividends to which such Holder is entitled pursuant to Section 5 or 8 hereof.

          (d) No dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Senior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata based on the relative liquidation preference of the Senior Preferred Stock and such Parity Securities. So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase, redeem or retire any of the Parity Securities or any such warrants, rights, calls or options unless dividends determined in accordance herewith on the Senior Preferred Stock shall have been paid or contemporaneously are declared and paid in full.

          (e) (i) Holders of shares of the Senior Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

              (ii) So long as any shares of Senior Preferred Stock are outstanding, the Company shall not (1) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by current or former directors, officers, employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by the Board of Directors or shall have been made pursuant to certain call options provided in the Stockholders Agreement, provided, however, that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the cessation of service to the Company or its Subsidiaries (by termination, resignation, retirement, death or disability or otherwise) of such director, officer, employee, consultant or advisor), or (2) make any distribution in respect of Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in any such case cumulative dividends determined in accordance herewith have been paid in full in cash on the Senior Preferred Stock and all other redemption or repayment obligations in respect of the Senior Preferred Stock have been paid in full in cash.

          (f) At any time and from time to time when the Liquidation Preference per share of Senior Preferred Stock exceeds $25.00, the Company may declare and pay, to the holders of record of the Senior Preferred Stock on the record date chosen by the Company for such dividend, a special dividend equal to the positive difference between the Liquidation Preference per share of Senior Preferred Stock and $25.00 per share of Senior Preferred Stock (such difference, the "Base Amount"), plus accrued and unpaid dividends on the Base Amount to the date of payment. Upon payment of such a dividend, the Liquidation Preference shall be reduced to $25.00 per share of Senior Preferred Stock.

     4.   Liquidation Preference.
          ----------------------

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, the Liquidation Preference per share of Senior Preferred Stock in cash (plus an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the Company. Except as provided in the preceding sentence, Holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Senior Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts that would be payable on such distribution if the amount to which the Holders of outstanding shares of Senior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

          (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding up of the business of the Company).

     5.   Redemption.
          ----------

          (a)  Optional Redemption.
               -------------------

               (i) The Company may (subject to the legal availability of funds therefor), at the option of the Company, redeem in cash at any time or from time to time on or after September 20, 2002, from any source of funds legally available therefor, in whole or in part, in the manner provided in
     Section 5(c) hereof, any or all of the shares of the Senior Preferred Stock, at a redemption price equal to the following percentages of the Liquidation Preference per share (plus an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price"), in each case beginning on September 20 of the year indicated:

              2002                               109%
              2003                               106%
              2004                               103%
              2005 and thereafter                100%

     provided, that no optional redemption pursuant to this Section 5(a)(i) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing shares of Senior Preferred Stock under, a Change of Control Offer in accordance with the provisions of Section 8 hereof.

               (ii) In the event of a redemption pursuant to Section 5(a)(i) hereof of only a portion of the then outstanding shares of the Senior Preferred Stock, the Company shall effect such redemption as it determines, pro rata, according to the number of shares held by each Holder of Senior Preferred Stock.

          (b) Mandatory Redemption. On September 20, 2012, the Company shall
              --------------------
     redeem in cash, subject to contractual and other restrictions with respect thereto, from any source of funds legally available therefor, in the manner provided in Section 5(c) hereof all but not less than all of the shares of the Senior Preferred Stock then outstanding at a redemption price equal to 100% of the Liquidation Preference per share (plus an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

          (c)  Procedures for Redemption.
               -------------------------

               (i) At least 15 days and not more than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Senior Preferred Stock of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as the same appears on the stock register of the Company; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) whether the redemption is pursuant to Section 5(a) or 5(b) hereof; (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be; (3) whether all or less than all the outstanding shares of the Senior Preferred Stock are to be redeemed and the total number of shares of the Senior Preferred Stock being redeemed; (4) the number of shares of Senior Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and (7) that dividends on the shares of the Senior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

               (ii) Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to be redeemed to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (iii) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

     6.   Voting Rights.
          -------------

          (a) The Holders of shares of Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in Section 6(b) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (b)  (i)   So long as any shares of the Senior Preferred Stock are
     outstanding, the Company shall not authorize or issue any class or series of Parity Securities without the affirmative vote or consent of Holders of a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of Senior Preferred Stock, the Company may authorize and issue shares of Parity Securities in exchange for, or the proceeds of which concurrently are used to redeem or repurchase, any or all shares of Senior Preferred Stock then outstanding; provided, however, that, in the case of Parity Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Senior Preferred Stock then outstanding, (1) the aggregate liquidation preference of such Parity Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Senior Preferred Stock so exchanged, redeemed or repurchased, (2) such Parity Securities shall not be Disqualified Capital Stock and (3) the Company may pay dividends on such Parity Securities in the form of cash or such Parity Securities.

               (ii) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Senior Securities without the affirmative vote or consent of Holders of a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (iii) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not amend its Amended and Restated Certificate of Incorporation or this Certificate of Designation, so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock or to authorize the issuance of any additional shares of Senior Preferred Stock without the affirmative vote or consent of Holders of a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (iv) The affirmative vote or consent of Holders of a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this Certificate of Designation.

          (c) In any case in which the Holders of shares of the Senior Preferred Stock shall be entitled to vote pursuant to this Section 6 or pursuant to Delaware law, each Holder of shares of the Senior Preferred Stock shall be entitled to one vote for each share of Senior Preferred Stock held.

     7.   Optional Exchange.
          -----------------

          (a)  Conditions.

               (i) Subject to contractual and other restrictions with respect thereto, the Company may, at its option on any Dividend Payment Date (the "Exchange Date"), exchange all, but not less than all, of the then outstanding shares of Senior Preferred Stock into the Company's 14% Senior Subordinated Debentures due 2012 (the "Exchange Debentures"). The Exchange Debentures shall be subordinated to the Senior Notes to the same extent as the Senior Notes are subordinated to Senior Indebtedness (as defined in the Indentures), and shall contain no covenant or agreements that are more restrictive to the Company than those contained in the Indentures. To exchange Senior Preferred Stock into Exchange Debentures, the Company shall send a written notice of exchange (the "Exchange Notice") by first class mail to each Holder of Senior Preferred Stock, which notice shall state:
     (A) that the Company has elected to exchange the Senior Preferred Stock into Exchange Debentures pursuant to this Section 7; (B) the Exchange Date, which shall be the next succeeding Dividend Payment Date and shall not be less than 20 days following the date on which the Exchange Notice is mailed; (C) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, such Holder's certificate or certificates representing the shares of Senior Preferred Stock to be exchanged (properly endorsed or assigned for transfer); (D) that dividends on the shares of Senior Preferred Stock to be exchanged shall cease to accrue, and the Holders of such shares shall cease to have any further rights with respect to such shares (other than the right to receive Exchange Debentures), on the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and (E) that interest on the Exchange Debentures shall accrue from and after the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (I) through (IV) below are satisfied, the Company shall issue Exchange Debentures in exchange for the Senior Preferred Stock as provided in the next paragraph; provided, that on the Exchange Date: (I) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions) of the Delaware General Corporation Law); (II) either (A) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the Exchange Date or (B)(i) the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that, upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof will not be subject to any restrictions imposed by the Securities Act upon the resale thereof other than restrictions that such holders were subject to immediately prior to such exchange and (ii) such exemption is relied upon by the Company for such exchange; (III) the Exchange Indenture and the trustee thereunder (the "Trustee") shall have been qualified under the Trust Indenture Act of 1939, as amended, if such qualification is required; and (IV) immediately after giving effect to such exchange, no default or event of default would exist under the Exchange Indenture.

          In the event that the issuance of the Exchange Debentures is not permitted on the Exchange Date set forth in the Exchange Notice, or any of the conditions set forth in clauses (I) through (IV) of the preceding sentence are not satisfied on the Exchange Date set forth in the Exchange Notice, the Exchange Date shall be deemed to be the first business day thereafter, if any, upon which all of such conditions are satisfied.

               (ii) Upon any exchange pursuant to Section 7(a)(i), each Holder of outstanding shares of Senior Preferred Stock shall be entitled to receive Exchange Debentures in a principal amount equal to the sum of (x) the Liquidation Preference of such Holder's shares of Senior Preferred Stock and (y) the amount of accumulated and unpaid dividends thereon, if any, to the Exchange Date; provided, however, that the Company may pay cash in lieu of issuing an Exchange Note in a principal amount of less than $25.00.

          (b)  Procedure for Exchange.
               ----------------------

               (i) On or before the Exchange Date, each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Senior Preferred Stock so exchanged (properly endorsed or assigned for transfer), such shares shall be exchanged by the Company into Exchange Debentures. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

               (ii) Subject to the conditions set forth in Section 7(a), if notice has been mailed as aforesaid, and if before the Exchange Date (A) the Exchange Indenture shall have been duly executed and delivered by the Company and the Trustee and (B) all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the Holders of shares of the Senior Preferred Stock as stockholders of the Company shall cease (except the right to receive Exchange Debentures), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such

     Exchange Debentures as of the date of exchange without any further action of the Holders of Senior Preferred Stock.

     8.   Change of Control Offer. Subject to contractual and other restrictions
          -----------------------
     with respect thereto, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Senior Preferred Stock to repurchase any or all of such Holder's shares of Senior Preferred Stock at a purchase price in cash equal to 101.0% of the aggregate liquidation preference thereof plus accumulated and unpaid dividends thereon, if any, to the date of repurchase (the "Change of Control Payment").

          (a) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Senior Preferred Stock stating: (i) that the Change of Control Offer is being made pursuant to this Section 8 and that all shares of Senior Preferred Stock tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any shares not tendered will continue to accumulate dividends; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date; (v) that Holders electing to have any shares of Senior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares to the Company or its paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (vi) that Holders will be entitled to withdraw their election if the Company or the paying agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (vii) that Holders whose shares of Senior Preferred Stock are being repurchased only in part will be issued new shares of Senior Preferred Stock equal in Liquidation Preference to the unpurchased portion of the shares of Senior Preferred Stock surrendered.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Senior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deposit with the Company's paying agent an amount equal to the Change of Control Payment in respect of all shares of Senior Preferred Stock or portions thereof so tendered. The Company or its paying agent, as the case may be, shall promptly mail to each Holder of shares of Senior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a certificate representing shares of Senior Preferred Stock and mail to each Holder a new certificate representing shares of Senior Preferred Stock equal in Liquidation Preference to any unpurchased portion of such shares surrendered by such Holder, if any. The Company shall notify the remaining holders of Senior Preferred Stock of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Senior Preferred Stock in connection with a Change of Control.

          (d) The Company's obligations with respect to a Change of Control Offer shall be satisfied to the extent actually performed by a third party in accordance with the terms of this Section 8.

     9.   Conversion or Exchange.
          ----------------------

          The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

     10.  Preemptive Rights.
          -----------------

          No shares of Senior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

     11.  Reissuance of Senior Preferred Stock.
          ------------------------------------

          Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided, however, that such shares may not in any event be reissued as Senior Preferred Stock.

     12.  Business Day.
          ------------

          If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day, and no interest shall accrue for the intervening period.

     13.  Certain Additional Provisions.
          -----------------------------

          (a)  Restricted Payments.
               -------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment, unless, at the time of such Restricted Payment: (1) no Default Event shall have occurred and be continuing or would occur as a consequence thereof; and (2) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Preferred Stock Issue Date, does not exceed the sum (the "Basket") of (a) (i) Consolidated EBITDA of the Company for the period (taken as one accounting period), commencing on the first day of the first fiscal quarter commencing on or prior to the Preferred Stock Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus such deficit) less (ii) 150% of Consolidated Fixed Charges for such period, plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of the Company's Qualified Capital Stock (other than in each case (i) to a Subsidiary of the Company, (ii) to the extent applied in connection with a Qualified Exchange and (iii) to the extent applied to repurchase Capital Stock pursuant to clause (iii) of the definition of Other Permitted Payments after the Preferred Stock Issue Date). The foregoing provisions of this Section 13(a) shall not prohibit the following Restricted Payments:
     (A) a Qualified Exchange; (B) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designation; and (C) Other Permitted Payments. The full amount of any Restricted Payment made pursuant to clause (B) of the immediately preceding sentence (but not pursuant to clauses (A) or (C) of the immediately preceding sentence), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to the Basket. The amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors.

          (b)  Reports.
               -------

               So long as any shares of Senior Preferred Stock are outstanding, the Company shall furnish to each Holder of Senior Preferred Stock (at such Holder's address listed in the register of Holders maintained by the transfer agent and registrar of the Senior Preferred Stock): (i) beginning at the end of the Company's first fiscal year ending after the Preferred Stock Issue Date, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     14.  Transfer Restrictions.
          ---------------------

          The certificates evidencing shares of Senior Preferred Stock shall, until the second anniversary of the date of original issuance of such shares, unless otherwise agreed by the Company and the holders of any such certificates, bear a legend substantially to the following effect:

          "The Senior Preferred Stock evidenced hereby was originally issued in a transaction exempt from registration under Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), and the Senior Preferred Stock evidenced hereby may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of the Senior Preferred Stock evidenced hereby is hereby notified that the seller may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder. The Holder of the Senior Preferred Stock evidenced hereby agrees for the benefit of the Company that (A) such Senior Preferred Stock may be offered, resold, pledged or otherwise transferred, only (a) inside the United States to a Person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (b) outside the United States to a foreign Person in a transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (c) in a transaction meeting the requirements of Rule 144 under the Securities Act, (d) to the Company, (e) pursuant to an effective registration statement or (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) the holder will, and each subsequent holder is required to, notify any purchaser from it of the Senior Preferred Stock evidenced hereby of the resale restrictions set forth in (A) above."

          The shares of Senior Preferred Stock not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legend referred to above until the second anniversary of the date of original issuance of such shares of Senior Preferred Stock.

II. RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Company's Amended and Restated Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of the 12% Series B Junior Redeemable Cumulative Preferred Stock (the "Junior Preferred Stock"), par value $0.01 per share, consisting of 4,000,000 authorized shares, to have the powers, designations and preferences, the relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof (in addition to those are set forth in the Company's Amended and Restated Certificate of Incorporation) as follows:

     1.   Definitions and Interpretation.
          ------------------------------

          (a)  Definitions.  As used in this Certificate of Designation, the
               -----------
     following terms shall have the following meanings, unless the context otherwise requires:

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

          "Amended and Restated Certificate of Incorporation" means the Company's Amended and Restated Certificate of Incorporation.

          "Bank Facility" means the one or more credit agreements (including, without limitation, the Credit Agreement, dated as of September 20, 2000, by and among Operating Company, as borrower, the Company, certain subsidiaries of Operating Company, as guarantors, the financial institutions parties thereto, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole syndication agent, and Wells Fargo Bank, N.A., as administrative agent and collateral agent) entered into by and among Operating Company, certain of its subsidiaries (if any) and certain financial institutions, which provide for in the aggregate one or more term loans and/or revolving credit and letter of credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Bank Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder; provided, however, that the borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

          "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Preferred Stock Issue Date), whether or not applicable.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the Company's principal place of business, the City of New York or at a place of payment are not required to be open.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalent" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and
     (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than an Excluded Person or Excluded Persons, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction or other event (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than an Excluded Person or Excluded Persons, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company, or (iv) the first day on which a majority of the members of the Board are not Continuing Directors. Notwithstanding the foregoing, under no circumstances shall transfers among Green Equity Investors III, L.P. and the Co-Investors and their respective Affiliates or distributions to limited partners of Green Equity Investors III, L.P. or to the members of the Co-Investors be deemed a Change of Control.

          "Co-Investors" means VCA Co-Investment Fund I, LLC, VCA Co-Investment Fund II, LLC, VCA Co-Investment Fund III, LLC, VCA Co-Investment Fund

     IV, LLC, VCA Co-Investment Fund V, LLC, VCA Co-Investment Fund VI, LLC, VCA Co-Investment Fund VII, LLC and VCA Co-Investment Fund VIII, LLC.

          "Company Purchase Agreement" means that certain Purchase Agreement, dated as of September 20, 2000, by and among the Company, GS Mezzanine Partners II, L.P and Permitted Investors relating to the Company Senior Notes.

          "Company Senior Notes" means the senior notes due 2010, any Exchange Notes (as defined in the Company Purchase Agreement) and any PIK Notes (as defined in the Company Senior Notes Indenture), including any such notes issued in exchange or replacement therefor, issued pursuant to the Company Senior Notes Indenture.

          "Company Senior Notes Indenture" means that certain Indenture, dated as of September 20, 2000, by and between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee, pursuant to which the Company Senior Notes are issued.

          "Consolidated" means, with respect to the Company, the consolidated accounts of its Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) an amount equal to any extraordinary or non-recurring loss plus any net loss realized in connection with the sale or other disposition of assets outside the ordinary course of business, the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness by such Person or its Subsidiaries,
     (ii) consolidated income taxes, (iii) consolidated depreciation and amortization (including amortization of debt issuance costs in connection with any Indebtedness of such Person and its Subsidiaries), (iv) Consolidated Fixed Charges; (v) payments pursuant to the Management Services Agreement (or the corresponding provisions of any agreement amending, extending or replacing the Management Services Agreement); and
     (vi) all other non-cash charges.

          "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, excluding amortization of debt issuance costs incurred in connection with the Senior Notes or the Bank Facility but including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations (and minus net amounts received under Hedging Obligations), in each case to the extent attributable to such period, and (b) the amount of cash dividends paid by such Person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such Person to such Person or such Person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) to the extent such expense would result in a liability upon the consolidated balance sheet of such Person in accordance with GAAP, interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. Notwithstanding the foregoing, Consolidated Fixed Charges shall not include costs, fees and expenses incurred in connection with the Merger, and any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Bank Facility or the Senior Notes.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or one of its wholly owned Subsidiaries, (b) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree or order, or any non-U.S. statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
     (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (d) the cumulative effect of a change in accounting principles shall be excluded, and (e) the costs, fees and expenses, including payments of management bonuses, incurred in connection with the transactions contemplated by the Merger Agreement shall be excluded, including (i) any charge incurred by any Person or its Subsidiaries arising out of the repurchase at $15 per share on the closing date of the Merger of restricted capital stock of such Person or its Subsidiaries held by certain employees of such Person or its Subsidiaries, (ii) any financing, legal, accounting, investment banking or other professional fees and expenses incurred in connection with the Merger, (iii) any other costs and expenses incurred by any Person and its Subsidiaries in connection with the Merger arising pursuant to certain noncompetition agreements executed with members of senior management of such Person, in connection with the termination of certain employment contracts of such Person and its Subsidiaries and in connection with stay bonuses provided to certain employees of such Person and its Subsidiaries, and (iv) premium payments payable to certain note holders of such Person.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors immediately after consummation of the Merger or (ii) was nominated for election or elected to the Board of Directors with the approval, recommendation or endorsement of a majority of the

     Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

          "control" means (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that, with respect to any ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "Default Event" means any of the following events: (i) any time when the Company fails to make a mandatory redemption of the Junior Preferred Stock when required (whether or not any contractual or other restrictions apply to such redemption) pursuant to Section 5(b) hereof; or (ii) any time when the Company fails to make an offer to repurchase all of the outstanding shares of Junior Preferred Stock following a Change of Control, if such offer to repurchase is required to be made pursuant to Section 7(a) hereof (whether or not any contractual or other restrictions apply to such redemption).

          "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, any Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to September 20, 2012 and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions and preferred equity owned by the Company or one of its Subsidiaries.

          "Dividend Payment Date" means January 1, April 1, July 1 and October 1 of each year.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Excluded Persons" means (i) Green Equity Investors III, L.P., (ii) the Co-Investors, and (iii) their Related Parties.

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Preferred Stock Issue Date.

          "Holder" means a Person in whose name a share of Junior Preferred Stock is registered.

          "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP,
     (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),
     (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or that are secured by one or more Liens on any assets or property of such Person; provided, however, that if the liabilities or obligations that are secured by a Lien have not been assumed in full by such Person or are not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien;
     (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock.

          "Indentures" means the Company Senior Note Indenture and the Senior Subordinated Notes Indenture.

          "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

          "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business) other than guarantees of Indebtedness of the Company or any Subsidiary; (c) the making of any capital contribution by such Person to such other Person; and
     (d) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Company or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Company or any of its Subsidiaries. For purposes of clarification and greater certainty, the designation of a newly formed subsidiary as an Unrestricted Subsidiary shall not constitute an Investment.

          "Junior Preferred Stock" means the Company's 12% Series B Junior Redeemable Cumulative Preferred Stock, par value $0.01 per share, consisting of 4,000,000 authorized shares.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Liquidation Preference" means, as of any date, the sum of (a) $25.00 per share of Junior Preferred Stock, plus (b) accrued and unpaid dividends added to the Liquidation Preference in accordance with Section 3(a), minus
     (c) the Base Amount of any special dividend paid pursuant to Section 3(f).

          "Management Services Agreement" means that certain Management Services Agreement, dated as of the September 20, 2000, by and between Leonard Green & Partners, L.P., Operating Company and the Company, providing for certain fees, expenses and reimbursements to be paid to Leonard Green & Partners, L.P., as such Management Services Agreement may be amended from time to time.

          "Merger" means the merger of Recap with and into the Company in accordance with the provisions of the Merger Agreement.

          "Merger Agreement" means that certain Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2000, between the Company, Operating Company and Recap, as the same may be further amended from time to time.

          "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Preferred Stock Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale or issuance of Qualified Capital Stock.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with the (A) sale or other disposition of assets outside the ordinary course of business, or (B) disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), and (iii) any non-cash compensation expense of such Person attributable to the exercise of options to acquire Capital Stock of the Company by any officers, directors or employees of the Company or any of its Subsidiaries in each case prior to, or in connection with, the consummation of the Merger.

          "obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Operating Company" means Vicar Operating, Inc., a Delaware corporation.

          "Other Permitted Payments" means, without duplication, (i) compensation, indemnification and other benefits paid or made available (A) pursuant to the employment agreements between the Company and members of its senior management, (B) for or in connection with services actually rendered to the Company and comparable to those generally paid or made available by entities engaged in the same or similar businesses

     (including reimbursement or advancement of reasonable out-of-pocket expenses) and loans to officers, directors and employees, (x) in the ordinary course of business or (y) to purchase common stock of the Company in an amount not to exceed $10 million; (ii) payments pursuant to the Management Services Agreement (or the corresponding provisions of any agreement amending, extending or replacing the Management Services Agreement); (iii) the repurchase of common stock, stock options and stock equivalents of the Company held by current or former directors, officers, employees of or consultants and advisors to the Company or any of its Subsidiaries ("Management Stock Repurchases") in an amount of $5 million at the end of fiscal year 2000, and such amount shall be increased by $1 million a year for each fiscal year thereafter, plus the amount of any net cash proceeds to the Company from: (A) sales of Capital Stock of the Company to directors, officers and employees of or consultants and advisors to the Company subsequent to the Preferred Stock Issue Date; and (B) proceeds from any key-person life insurance policies, in either case, to the extent utilized for Management Stock Repurchases; provided, that any amount received from such life insurance not so paid in any fiscal year may be paid in future fiscal years; (vi) Restricted Payments in an aggregate amount not to exceed $10 million; and (vii) expenses and payments in connection with the Merger.

          "Permitted Investment" means (a) Investments in any of the Senior Notes; (b) Investments in Cash Equivalents; (c) Investments in intercompany notes; provided, that Indebtedness under any such notes of a Subsidiary shall be deemed to be a Restricted Investment if such Person ceases to be a Subsidiary; (d) Investments in the form of promissory notes of members of the Company's management not to exceed $5 million in principal amount at any time outstanding solely in consideration of the purchase by such persons of Qualified Capital Stock of the Company; (e) Investments by the Company or any Subsidiary in any Person that is or immediately after such Investment becomes a Subsidiary, or immediately after such Investment merges or consolidates into the Company or any Subsidiary; provided, that such Person is engaged in all material respects in a Related Business; (f) Investments in the Company by any Subsidiary; provided, that in the case of Indebtedness constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Company's obligations under the Senior Notes; (g) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments by the Company outstanding on the Preferred Stock Issue Date; (i) transactions or arrangements with officers or directors of the Company or any Subsidiary entered into in the ordinary course of business; (j) any other contract, agreement, arrangement or transaction between the Company or any of its Subsidiaries with any Affiliate; (k) other Investments in any Person (other than a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed $10 million; (l) Investments in Subsidiaries of the Company formed or acquired after the Closing Date that (i) are incorporated outside the United States, (ii) are not guarantors under the Senior Subordinated Notes Indenture, and (iii) if they were guarantors, would give rise to an investment in United States property within the meaning of Section 956 of the Internal Revenue Code of 1986, as amended from time to time, which Investments shall not exceed in the aggregate more than $10 million outstanding at any time (treating any such Investment that is not Indebtedness at the value thereof on the date it is made); and (m) Investments in Equity Interests of a Person engaged in a Related Business, other than a Person described in clause (e), through the issuance of common stock of the Company.

          "Permitted Investors" means any of the affiliated investment funds of GS Mezzanine Partners II, L.P., GS Mezzanine Partners II Offshore, L.P., TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II and The Northwestern Mutual Life Insurance Company.

          "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Preferred Stock Issue Date" means the date on which the Junior Preferred Stock is originally issued by the Company under this Certificate of Designation.

          "Qualified Capital Stock" means any Equity Interest that is not Disqualified Capital Stock.

          "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Preferred Stock Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock or any exchange of Qualified Capital Stock of the Company for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

          "Quarterly Dividend Period" means the quarterly period commencing on each January 1, April 1, July 1 and October 1 and ending on the day before the following Dividend Payment Date.

          "Recap" means Vicar Recap, Inc., a Delaware corporation.

          "Redemption Date," with respect to any shares of Junior Preferred Stock, means the date on which such shares of Junior Preferred Stock are redeemed by the Company.

          "Related Business" means the business conducted or proposed to be conducted by the Company as of the Preferred Stock Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses, including reasonably related extensions thereof.

          "Related Party" means with respect to any Excluded Person, (A) any Affiliate, controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A).

          "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another Person with or into the Company or a Subsidiary shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a Subsidiary.

          "Restricted Payment" means, (a) the declaration or payment of any dividend or other distribution in respect of Junior Securities or Equity Interests of the Company or any of the Company's Subsidiaries, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Junior Securities or Equity Interests of the Company or any of the Company's Subsidiaries, and (c) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" shall not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company; (ii) any dividend, distribution or other payment to the Company, or to any of its Subsidiaries, by the Company or any of its Subsidiaries; (iii) payments made in connection with the Merger; (iv) Permitted Investments; or (v) pro rata dividends and other distributions on Equity Interests of any Subsidiary by such Subsidiary.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Senior Notes" means the Company Senior Notes and the Senior Subordinated Notes.

          "Senior Preferred Stock" means the Company's 14% Series A Senior Redeemable Exchangeable Cumulative Preferred Stock, par value $0.01 per share, consisting of 4,000,000 authorized shares.

          "Senior Subordinated Notes" means the senior subordinated notes due 2010, including any such notes issued in exchange or replacement therefor, issued by Operating Company pursuant to the Senior Subordinated Notes Indenture.

          "Senior Subordinated Notes Indenture" means that certain Indenture, dated as of September 20, 2000, by and among Operating Company, the Subsidiaries of Operating Company parties thereto, and Chase Manhattan Bank and Trust Company, National Association, as trustee, pursuant to which the Senior Subordinated Notes are issued.

          "Senior Subordinated Notes Purchase Agreement" means that certain Purchase Agreement, dated as of September 20, 2000, by and among Operating Company and Permitted Investors relating to the Senior Subordinated Notes.

               "Stockholders Agreement" means that certain Stockholders Agreement, dated as of September 20, 2000, by and among the Company, Green Equity Investors III, L.P, Permitted Investors and the other signatories thereto, as the same may be amended from time to time.

               "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

               "Unrestricted Subsidiary" means any Subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such Subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business and (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default Event. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default Event is existing or will occur as a consequence thereof. Each such designation shall be evidenced by delivering to the Holders a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

               "wholly owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock, Equity Interests or other ownership interests of which (other than directors' qualifying shares and shares in non-U.S. companies required by local law to be owned by local residents) shall at the time be owned (i) by such Person, (ii) by one or more wholly owned Subsidiaries of such Person or (iii) by such Person and one or more wholly owned Subsidiaries of such Person.

               (b) Interpretation. For the purposes of this Certificate of
                   --------------
          Designation: (x) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other gender as the context requires and (y) the word "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified.

          2.   Rank.
               ----

               The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"). The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank on parity with any class of capital stock or series of preferred stock hereafter created that expressly provides that it ranks on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company ("Parity Securities"); provided, however, that any such Parity Securities that were not approved by the Holders of Junior Preferred Stock in accordance with Section 6(b)(i) hereof shall be deemed to be Junior Securities and not Parity Securities. The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank junior to the Senior Preferred Stock and to each class of capital stock or series of preferred stock hereafter created that has been approved by the Holders of Junior Preferred Stock in accordance with
          Section 6(b)(ii) hereof and that expressly provides that it ranks senior to the Junior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Company ("Senior Securities").

          3.   Dividends.
               ---------

               (a) Beginning on the Preferred Stock Issue Date, the Holders of the outstanding shares of Junior Preferred Stock shall be entitled to receive, whether or not declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Junior Preferred Stock, at a rate per annum equal to 12% of the Liquidation Preference (with such Liquidation Preference being determined as of the first day of such Dividend Period) payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on January 1, 2001; provided, that if any dividend payable on any Dividend Payment Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be added to the Liquidation Preference on the relevant Dividend Payment Date and may no longer be declared or paid as dividends in cash except for special dividends paid pursuant to Section 3(f). The addition of such amount to the Liquidation Preference shall constitute full payment of such dividend. Dividends payable on shares of the Junior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which such Dividends are payable. Each distribution in the form of a dividend shall be payable to the Holders of Junior Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Junior Preferred Stock on the date of their redemption unless the Company shall have failed to pay the relevant redemption price on the date fixed for redemption.

               (b) All dividends paid in cash with respect to shares of the Junior Preferred Stock pursuant to Section 3(a) shall be paid pro rata to the Holders thereof entitled thereto.

               (c) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Junior Preferred Stock at any time; provided, however, for the avoidance of doubt, this Section 3(c) shall not be construed or deemed to prevent any Holder of shares of Senior Preferred Stock from receiving any dividends to which such Holder is entitled pursuant to Section 5 or 7 hereof.

               (d) No dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Junior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Junior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Junior Preferred Stock and any other Parity Securities shall be declared pro rata based on the relative liquidation preference of the Junior Preferred Stock and such Parity Securities. So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase, redeem or retire any of the Parity Securities or any such warrants, rights, calls or options unless dividends determined in accordance herewith on the Junior Preferred Stock shall have been paid or contemporaneously are declared and paid in full.

               (e) (i) Holders of shares of the Junior Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                    (ii) So long as any shares of Junior Preferred Stock are outstanding, the Company shall not (1) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by current or former directors, officers, employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by the Board of Directors or shall have been made pursuant to certain call options provided in the Stockholders Agreement, provided, however, that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the cessation of service to the Company or its Subsidiaries (by termination, resignation, retirement, death or disability or otherwise) of such director, officer, employee, consultant or advisor), or (2) make any distribution in respect of Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in any such case cumulative dividends determined in accordance herewith have been paid in full in cash on the Junior Preferred Stock and all other redemption or repayment obligations in respect of the Junior Preferred Stock have been paid in full in cash.

               (f) At any time and from time to time when the Liquidation Preference per share of Junior Preferred Stock exceeds $25.00, the Company may declare and pay, to the holders of record of the Junior Preferred Stock on the record date chosen by the Company for such dividend, a special dividend equal to the positive difference between the Liquidation Preference per share of Junior Preferred Stock and $25.00 per share of Junior Preferred Stock (such difference, the "Base Amount"), plus accrued and unpaid dividends on the Base Amount to the date of payment. Upon payment of such a dividend, the Liquidation Preference shall be reduced to $25.00 per share of Junior Preferred Stock.

          4.   Liquidation Preference.
               ----------------------

               (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, the Liquidation Preference per share of Junior Preferred Stock in cash (plus an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the Company. Except as provided in the preceding sentence, Holders of shares of Junior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Junior Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts that would be payable on such distribution if the amount to which the Holders of outstanding shares of Junior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

               (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding up of the business of the Company).

          5.   Redemption.
               ----------

               (a)  Optional Redemption.
                    -------------------

                    (i) The Company may (subject to the legal availability of funds therefor), at the option of the Company, redeem in cash at any time or from time to time on or after September 20, 2002, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 5(c) hereof, any or all of the shares of the Junior Preferred Stock, at a redemption price equal to the following percentages of the liquidation preference per share (plus an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price"), in each case beginning on September 20 of the year indicated:

                      2002                       109%
                      2003                       106%
                      2004                       103%
                      2005 and thereafter        100%

          provided, that no optional redemption pursuant to this Section 5(a)(i) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing shares of Junior Preferred Stock under, a Change of Control Offer in accordance with the provisions of Section 7 hereof.

                    (ii) In the event of a redemption pursuant to Section 5(a)(i) hereof of only a portion of the then outstanding shares of the Junior Preferred Stock, the Company shall effect such redemption as it determines, pro rata, according to the number of shares held by each Holder of Junior Preferred Stock.

               (b) Mandatory Redemption. On September 20, 2012, the Company
                   --------------------
          shall redeem in cash, subject to contractual and other restrictions with respect thereto, from any source of funds legally available therefor, in the manner provided in Section 5(c) hereof all but not less than all of the shares of the Junior Preferred Stock then outstanding at a redemption price equal to 100% of the Liquidation Preference per share (plus an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

               (c)  Procedures for Redemption.
                    -------------------------

                    (i) At least 15 days and not more than 60 days prior to the date fixed for any redemption of the Junior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Junior Preferred Stock of record on the record date fixed for such redemption of the Junior Preferred Stock at such Holder's address as the same appears on the stock register of the Company; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:
          (1) whether the redemption is pursuant to Section 5(a) or 5(b) hereof;
          (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be; (3) whether all or less than all the outstanding shares of the Junior Preferred Stock are to be redeemed and the total number of shares of the Junior Preferred Stock being redeemed; (4) the number of shares of Junior Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Junior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Junior Preferred Stock to be redeemed; and
          (7) that dividends on the shares of the Junior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

                    (ii) Each Holder of Junior Preferred Stock shall surrender the certificate or certificates representing such shares of Junior Preferred Stock to be redeemed to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                    (iii) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Junior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

          6.   Voting Rights.
               -------------

               (a) The Holders of shares of Junior Preferred Stock, except as otherwise required under Delaware law or as set forth in Section 6(b) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

               (b)  (i)   So long as any shares of the Junior Preferred Stock
          are outstanding, the Company shall not authorize or issue any class or series of Parity Securities without the affirmative vote or consent of Holders of a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of Junior Preferred Stock, the Company may authorize and issue shares of Parity Securities in exchange for, or the proceeds of which concurrently are used to redeem or repurchase, any or all shares of Junior Preferred Stock then outstanding; provided, however, that, in the case of Parity Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Junior Preferred Stock then outstanding, (1) the aggregate liquidation preference of such Parity Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Junior Preferred Stock so exchanged, redeemed or repurchased, (2) such Parity Securities shall not be Disqualified Capital Stock and (3) the Company may pay dividends on such Parity Securities in the form of cash or such Parity Securities.

                    (ii) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Senior Securities without the affirmative vote or consent of Holders of a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                    (iii) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not amend its Amended and Restated Certificate of Incorporation or this Certificate of Designation, so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Junior Preferred Stock or to authorize the issuance of any additional shares of Junior Preferred Stock without the affirmative vote or consent of Holders of a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                    (iv) The affirmative vote or consent of Holders of a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this Certificate of Designation.

               (c) In any case in which the Holders of shares of the Junior Preferred Stock shall be entitled to vote pursuant to this Section 6 or pursuant to Delaware law, each Holder of shares of the Junior Preferred Stock shall be entitled to one vote for each share of Junior Preferred Stock held.

          7.   Change of Control Offer. Subject to contractual and other
               -----------------------
          restrictions with respect thereto, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Junior Preferred Stock to repurchase any or all of such Holder's shares of Junior Preferred Stock at a purchase price in cash equal to 101.0% of the aggregate liquidation preference thereof plus accumulated and unpaid dividends thereon, if any, to the date of repurchase (the "Change of Control Payment").

               (a) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Junior Preferred Stock stating:
          (i) that the Change of Control Offer is being made pursuant to this
          Section 7 and that all shares of Junior Preferred Stock tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");
          (iii) that any shares not tendered will continue to accumulate dividends; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Junior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date; (v) that Holders electing to have any shares of Junior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares to the Company or its paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Company or the paying agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Junior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (vii) that Holders whose shares of Junior Preferred Stock are being repurchased only in part will be issued new shares of Junior Preferred Stock equal in Liquidation Preference to the unpurchased portion of the shares of Junior Preferred Stock surrendered.

               (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Junior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deposit with the Company's paying agent an amount equal to the Change of Control Payment in respect of all shares of Junior Preferred Stock or portions thereof so tendered. The Company or its paying agent, as the case may be, shall promptly mail to each Holder of shares of Junior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a certificate representing shares of Junior Preferred Stock and mail to each Holder a new certificate representing shares of Junior Preferred Stock equal in Liquidation Preference to any unpurchased portion of such shares surrendered by such Holder, if any. The Company shall notify the remaining holders of Junior Preferred Stock of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Junior Preferred Stock in connection with a Change of Control.

               (d) The Company's obligations with respect to a Change of Control Offer shall be satisfied to the extent actually performed by a third party in accordance with the terms of this Section 7.

          8.   Conversion or Exchange.
               ----------------------

               The Holders of shares of Junior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

          9.   Preemptive Rights.
               -----------------

               No shares of Junior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

          10.  Reissuance of Junior Preferred Stock.
               ------------------------------------

               Shares of Junior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided, however, that such shares may not in any event be reissued as Junior Preferred Stock.

          11.  Business Day.
               ------------

               If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day, and no interest shall accrue for the intervening period.

          12.  Certain Additional Provisions.
               -----------------------------

               (a)  Restricted Payments.
                    -------------------

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment, unless, at the time of such Restricted Payment: (1) no Default Event shall have occurred and be continuing or would occur as a consequence thereof; and (2) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Preferred Stock Issue Date, does not exceed the sum (the "Basket") of (a) (i) Consolidated EBITDA of the Company for the period (taken as one accounting period), commencing on the first day of the first fiscal quarter commencing on or prior to the Preferred Stock Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus such deficit) less (ii) 150% of Consolidated Fixed Charges for such period, plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of the Company's Qualified Capital Stock (other than in each case (i) to a Subsidiary of the Company, (ii) to the extent applied in connection with a Qualified Exchange and (iii) to the extent applied to repurchase Capital Stock pursuant to clause (iii) of the definition of Other Permitted Payments after the Preferred Stock Issue Date). The foregoing provisions of this Section 12(a) shall not prohibit the following Restricted
          Payments: (A) a Qualified Exchange; (B) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designation; and (C) Other Permitted Payments. The full amount of any Restricted Payment made pursuant to clause (B) of the immediately preceding sentence (but not pursuant to clauses (A) or (C) of the immediately preceding sentence), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to the Basket. The amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors.

               (b)  Reports.
                    -------

               So long as any shares of Junior Preferred Stock are outstanding, the Company shall furnish to each Holder of Junior Preferred Stock (at such Holder's address listed in the register of Holders maintained by the transfer agent and registrar of the Junior Preferred Stock): (i) beginning at the end of the Company's first fiscal year ending after the Preferred Stock Issue Date, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

          13.  Transfer Restrictions.
               ---------------------

               The certificates evidencing shares of Junior Preferred Stock shall, until the second anniversary of the date of original issuance of such shares, unless otherwise agreed by the Company and the holders of any such certificates, bear a legend substantially to the following effect:

               "The Junior Preferred Stock evidenced hereby was originally issued in a transaction exempt from registration under Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), and the Junior Preferred Stock evidenced hereby may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of the Junior Preferred Stock evidenced hereby is hereby notified that the seller may be relying on the exemption from the provisions of
          Section 5 of the Securities Act provided by Rule 144A thereunder. The Holder of the Junior Preferred Stock evidenced hereby agrees for the benefit of the Company that (A) such Junior Preferred Stock may be offered, resold, pledged or otherwise transferred, only (a) inside the United States to a Person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (b) outside the United States to a foreign Person in a transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (c) in a transaction meeting the requirements of Rule 144 under the Securities Act, (d) to the Company, (e) pursuant to an effective registration statement or (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) the holder will, and each subsequent holder is required to, notify any purchaser from it of the Junior Preferred Stock evidenced hereby of the resale restrictions set forth in (A) above."

               The shares of Junior Preferred Stock not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legend referred to above until the second anniversary of the date of original issuance of such shares of Junior Preferred Stock.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President this 20th day of September, 2000.

                                      VETERINARY CENTERS OF AMERICA, INC.


                                      By:    /s/ Robert L. Antin
                                         --------------------------------
                                      Name:  Robert L. Antin
                                      Title: President

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       VETERINARY CENTERS OF AMERICA, INC.
                       -----------------------------------
                             a Delaware corporation

     The undersigned corporation, organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. Article FOURTH of the Amended and Restated Certificate of Incorporation
                ------
of this corporation is amended to read in its entirety as follows:

          "FOURTH: The total number of all classes of stock that the Corporation
           ------
     shall have authority to issue is Thirty Million (30,000,000), consisting of:

               (i) Twenty-Four Million (24,000,000) shares of Common Stock of the par value of one cent ($.01) each (hereinafter referred to as "Common Stock"); and

               (ii) Six Million (6,000,000) shares of Preferred Stock of the par value of one cent ($.01) each (hereinafter referred to as "Preferred Stock").

          Upon the filing and effectiveness of this Certificate of Amendment of Amended and Restated Certificate of Incorporation, each currently issued and outstanding share of Common Stock of this Corporation shall be subdivided and split up into fifteen (15) shares of Common Stock, $.01 par value."

     2. The foregoing amendment to the Amended and Restated Certificate of Incorporation of this corporation has been duly approved by this corporation's Board of Directors in accordance with Sections 242 and 141(f) of the Delaware General Corporation Law and by the required vote of stockholders in accordance with Sections 242 and 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation this 20 day of November, 2000.

                                          VETERINARY CENTERS OF AMERICA, INC.


                                          By:    /s/ Robert L. Antin
                                             -----------------------------------

                                          Name:      Robert L. Antin
                                               ---------------------------------

                                          Its:  Chief Executive Officer
                                              ----------------------------------

                               AMENDMENT NO. 1 TO
                       VETERINARY CENTERS OF AMERICA, INC.
                   CERTIFICATE OF DESIGNATIONS OF THE POWERS,
         PREFERENCES AND RELATIVE, OPTIONAL AND OTHER SPECIAL RIGHTS OF
             14% SERIES A SENIOR REDEEMABLE EXCHANGEABLE CUMULATIVE
              PREFERRED STOCK AND OF 12% SERIES B JUNIOR REDEEMABLE
         CUMULATIVE PREFERRED STOCK, AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF

                    -----------------------------------------

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware

                    -----------------------------------------

     Veterinary Centers of America, Inc. (the "Company"), a Delaware corporation, does hereby certify that the board of directors of the Company (the "Board of Directors"), by unanimous written consent, dated as of December 19, 2000, duly approved and adopted the following resolutions:

           RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Company's Amended and Restated Certificate of Incorporation, the Board of Directors does hereby authorize and direct that the number of authorized shares of the 14% Series A Senior Redeemable Exchangeable Cumulative Preferred Stock(the "Senior Preferred Stock"), par value $0.01 per share, of the Company be decreased from 4,000,000 shares to 3,000,000 shares; and

           RESOLVED FURTHER, that, pursuant to the authority vested in the Board of Directors by the Company's Amended and Restated Certificate of Incorporation, the Board of Directors does hereby authorize and direct that the number of authorized shares of the 12% Series B Junior Redeemable Cumulative Preferred Stock (the "Junior Preferred Stock"), par value $0.01 per share, of the Company be decreased from 4,000,000 shares to 3,000,000 shares; and

           RESOLVED FURTHER, that the powers, preferences and relative, optional and other special rights of, and the qualifications, limitations and restrictions of, the Senior Preferred Stock and of the Junior Preferred Stock shall otherwise remain in full force and effect as set forth in the Certificate of Designations of the Senior Preferred Stock and the Junior Preferred Stock of the Company filed with the Office of the Secretary of State of the State of Delaware on September 20, 2000.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President this 26 day of December, 2000.



                                       VETERINARY CENTERS OF AMERICA, INC.



                                       By: /s/ Robert L. Antin
                                          ---------------------------------
                                       Name:  Robert L. Antin
                                       Title: President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       VETERINARY CENTERS OF AMERICA, INC.

                             A Delaware Corporation

         VETERINARY CENTERS OF AMERICA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation held on August 6, 2001, the Board of Directors duly adopted a resolution setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation ("Certificate"), declaring said amendment to be advisable and calling for consideration thereof by the stockholders of the corporation. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate be, and it hereby is, amended by changing Article I thereof so that said Article shall be and read as follows:

               "FIRST: The name of this Corporation is VCA Antech, Inc."
                -----

         SECOND: That thereafter, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. (i) the majority stockholder of the Corporation duly approved the amendment by written consent, dated September 21, 2001, and (ii) written notice of the adoption of the amendment was promptly given to every stockholder entitled to such notice.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                      [Signature Page Immediately Follows]

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Tomas W. Fuller, its authorized officer, this 21st day of September, 2001.

                                   VETERINARY CENTERS OF AMERICA, INC.



                                   By: /s/ Tomas W. Fuller
                                      ------------------------------------------
                                      Tomas W. Fuller, Chief Financial Officer